UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Indenture and Notes

On June 10, 2015 (the “Closing Date”), SandRidge Energy, Inc. (the “Company”), completed the issuance and sale of $1.25 billion in aggregate principal amount of its 8.75% Senior Secured Notes due 2020 (the “Notes”) pursuant to the Purchase Agreement, dated as of May 28, 2015, by and among the Company, certain of its subsidiaries named therein (the “Guarantors”) and Barclays Capital Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers (the “Representatives”). The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 144A and Regulation S under the Securities Act and will not be registered under the Securities Act.

On the Closing Date, the Company entered into (i) an indenture (the “Indenture”) by and among the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”), with respect to the Notes (the “Indenture”). The principal terms of the Notes are governed by the Indenture. Pursuant to the Indenture, the Notes will mature on June 1, 2020; provided, however, that if on October 15, 2019, the aggregate outstanding principal amount of the Company’s 8.75% Senior Notes due 2020 that shall not have been cancelled or retired as a result of a redemption, repurchase or other acquisition or shall have not otherwise been discharged or defeased exceeds $100.0 million, the Notes will mature on October 16, 2019.  Interest is payable on the Notes on each June 1 and December 1, commencing December 1, 2015.

The Notes are secured by second-priority liens on all of the Company’s and the Guarantors’ assets that secure the Credit Facility (as defined below) on a first-priority basis; provided, however, that pursuant to the terms of the Intercreditor Agreement (as defined below), the security interest in those assets that secure the Notes and the guarantees will be contractually subordinated to liens thereon that secure the Credit Facility and certain other permitted indebtedness. Consequently, the Notes and the guarantees will be effectively subordinated to the Credit Facility and such other indebtedness to the extent of the value of such assets.

Prior to June 1, 2017, the Company may redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the outstanding Notes plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium (as defined in the Indenture). In addition, prior to June 1, 2017, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate original principal amount of the notes in an amount not greater than the net cash proceeds from certain equity offerings at a redemption price of 108.750% of the principal amount of the outstanding Notes plus accrued and unpaid interest, if any, to the redemption date.

On and after June 1, 2017, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount thereof) equal to 104.375% for the 12-month period beginning June 1, 2017, 102.188% for the 12-month period beginning June 1, 2018, and 100.000% beginning on June 1, 2019 and thereafter, plus accrued and unpaid interest, if any. The Notes are guaranteed by all of the Company’s existing material subsidiaries (other than SandRidge Realty, LLC).

The Indenture restricts the ability of the Company and certain of its subsidiaries to, among other things: (i) pay dividends or make other distributions in respect of the Company’s capital stock or make other restricted payments; (ii) incur additional indebtedness; (iii) create liens; (iv) engage in mergers or consolidations or sell or otherwise dispose of all or substantially all of the Company’s assets; (v) purchase or redeem stock or subordinated or unsecured indebtedness; (vi) make certain dispositions and transfers of assets; (vii) engage in transactions with affiliates; (viii) make investments; and (ix) refinance certain indebtedness. These covenants are subject to a number of exceptions and qualifications.  If at any time the Notes are rated investment grade by either Standard & Poor’s Ratings Services or Moody’s Investor’s Service, Inc. and no default has occurred and is continuing under the Indenture, certain of the covenants and related Events of Default (as defined in the Indenture) will be suspended so long as the Notes retain such rating.

The Indenture provides that a number of events will constitute an Event of Default, including, among other things, a failure to pay the Notes when due at maturity, upon acceleration or redemption, failure to pay interest for 30 days, the Company’s failure to comply with certain covenants relating to merger, consolidation or sale of assets, the Company’s failure to comply for 60 days following notice with any of the other covenants or agreements in the Indenture, a default or other failure by the Company to make required payments under other indebtedness of the Company or any Guarantor or significant subsidiary having an outstanding principal amount of $50.0 million or more which results in such indebtedness being due or payable prior to its maturity or which gives the holder thereof the right to accelerate such indebtedness, the Company’s or any Guarantor’s or significant subsidiary’s failure to pay final judgments aggregating in excess of $50.0 million, and certain events of bankruptcy or insolvency. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Relationships

Some of the initial purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other commercial dealings in the ordinary course of business with the Company, the Guarantors or their affiliates. The initial purchasers have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of certain of the initial purchasers are lenders under the Credit Facility and, accordingly, received or will receive a portion of the proceeds from the Notes offering and will continue to serve as lenders or agents under the Credit Facility.

Intercreditor Agreement

On June 10, 2015, Royal Bank of Canada, as priority lien agent, and U.S. Bank National Association, as the collateral trustee (the “Collateral Trustee”), entered into an intercreditor agreement, which was acknowledged and agreed to by the Company and certain of the Guarantors (the “Intercreditor Agreement”) to govern the relationship of noteholders and holders of any other parity lien obligations that the Company may issue in the future, the lenders under the Credit Facility and holders of other priority lien obligations and holders of any junior lien debt that the Company may issue in the future, with respect to collateral and certain other matters.

The foregoing description of the Intercreditor Agreement is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Collateral Trust Agreement

On June 10, 2015, the Company, certain of the Guarantors, the Trustee and the Collateral Trustee, entered into a collateral trust agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the collateral for the benefit of the current and future holders of the notes and other parity lien obligations, if any.

The foregoing description of the Collateral Trust Agreement is qualified in its entirety by reference to the full text of the Collateral Trust Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated herein by reference. Additionally a security agreement with respect to the Notes and any future parity lien obligations provided for by the Collateral Trust Agreement is filed as Exhibit 10.3 to this report and is incorporated herein by reference.

Amended and Restated Credit Agreement

On June 10, 2015, in conjunction with the issuance of the Notes, the Company entered into the Fourth Amended and Restated Credit Agreement by and among the Company, as borrower, Royal Bank of Canada, as administrative agent, and the lenders signatory thereto (the “Credit Facility”). The Company has up to $1.0 billion of committed financing under the Credit Facility. Borrowings and letter of credit obligations on the Credit Facility are limited to a periodically determined borrowing base, which as of the date of this report is $500 million. The Credit Facility matures on the earliest of (a) March 2, 2020, (b) 91 days prior to the earliest date of any maturity under or mandatory offer to repurchase the Company’s currently outstanding notes and (c) 91 days prior to the earliest date of any maturity under or mandatory offer to repurchase the Notes. The Credit Facility is available to be drawn on subject to limitations based on its terms and certain financial covenants, as further described below.

The obligations under the Credit Facility are guaranteed by certain of the Company’s subsidiaries, and are secured by first priority liens on all shares of capital stock of each of the Company’s material present and future subsidiaries; all of the Company’s intercompany debt; and certain of the Company’s other assets, including proved oil and natural gas reserves representing at least 80% of the discounted present value (as described in the senior credit facility) of proved oil and natural gas reserves of the Company.

The Credit Facility contains various covenants that limit the Company’s ability and that of certain of its subsidiaries to grant certain liens; make certain loans and investments; make distributions; redeem stock; redeem or prepay debt; merge or consolidate with or into a third party; or engage in certain asset dispositions, including a sale of all or substantially all of the Company’s assets. Additionally, the Credit Facility limits the Company’s ability and that of certain of its subsidiaries to incur additional indebtedness, subject to certain exceptions. The Credit Facility permits the Company to incur indebtedness under the Notes and to grant the liens in connection therewith.

The Credit Facility also contains financial covenants, including maintenance of agreed upon levels for the (i) ratio of the Company’s total secured debt under the Credit Facility to EBITDA, which may not exceed 2.00:1.00 at the end of any fiscal quarter and (ii) ratio of current assets to current liabilities, which must be at least 1.0:1.0 at each quarter end (in the current ratio calculation (as described in the Credit Facility), any amounts available to be drawn under the Credit Facility are included in current assets, and unrealized assets and liabilities resulting from mark-to-market adjustments on the Company’s derivative contracts are disregarded).

The failure to satisfy any of the covenants or the occurrence of other specified events that constitute an event of default could result in the acceleration of the repayment obligations of the Company under the Credit Facility.

The borrowing base is subject to review semi-annually; however, the lenders reserve the right to have one additional redetermination of the borrowing base in each 12-month interval. Unscheduled redeterminations may be made at the Company’s request, but are limited to two requests per 12-month interval. In the event the Company incurs certain types of additional indebtedness, the borrowing base will automatically be reduced by 25% of the principal amount of such additional indebtedness.

At the Company’s election, interest under the Credit Facility is determined by reference to (a) the ICE Benchmark Administration Limited LIBOR Rate (“LIBOR”) plus an applicable margin between 1.75% and 2.75% per annum, or (b) the ‘base rate,’ which is the highest of (i) the federal funds rate plus 0.5%, (ii) the prime rate published by the administrative agent under the Credit Facility, or (iii) the one-month Eurodollar rate (as defined in the Credit Facility) plus 1.00% per annum, plus, in each case under scenario (b), an applicable margin between 0.75% and 1.75% per annum. Interest is payable quarterly for base rate loans and at the applicable maturity date for LIBOR loans, except that if the interest period for a LIBOR loan is six months, interest is paid at the end of each three-month period.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of the Credit Facility, a copy of which is filed as Exhibit 10.4 to this report and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01                   Other Events

On June 10, 2015, the Company issued a press release announcing the closing of the Notes offering and effectiveness of the Credit Facility. A copy of this press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 10, 2015, among SandRidge Energy, Inc., the guarantors named therein and U.S. Bank National Association, as Trustee (including the forms of the Notes)

10.1	Intercreditor Agreement, dated as of June 10, 2015, Royal Bank of Canada, as Priority Lien Agent, and U.S. Bank National Association, as the Second Lien Collateral Trustee

10.2

Collateral Trust Agreement, dated as of June 10, 2015, by and among SandRidge Energy, Inc., the guarantors from time to time party thereto, U.S. Bank National Association, as Trustee, the other Parity Lien Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.3	Security Agreement, dated as of June 10, 2015, by and among SandRidge Energy, Inc., the guarantors from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.4	Fourth Amended and Restated Credit Agreement, dated as of June 10, 2015, by and among the Company, as borrower, Royal Bank of Canada, as administrative agent, and the lenders signatory thereto.

99.1	Press release issued by SandRidge Energy, Inc. dated as of June 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 10, 2015

SANDRIDGE ENERGY, INC.
(Registrant)

By:	/s/ Philip T. Warman
Name:	Philip T. Warman
Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

No.	Description

4.1	Indenture, dated as of June 10, 2015, among SandRidge Energy, Inc., the guarantors named therein and U.S. Bank National Association, as Trustee (including the forms of the Notes)

10.1	Intercreditor Agreement, dated as of June 10, 2015, Royal Bank of Canada, as Priority Lien Agent, and U.S. Bank National Association, as the Second Lien Collateral Trustee

10.2

Collateral Trust Agreement, dated as of June 10, 2015, by and among SandRidge Energy, Inc., the guarantors from time to time party thereto, U.S. Bank National Association, as Trustee, the other Parity Lien Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.3	Security Agreement, dated as of June 10, 2015, by and among SandRidge Energy, Inc., the guarantors from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.4	Fourth Amended and Restated Credit Agreement, dated as of June 10, 2015, by and among the Company, as borrower, Royal Bank of Canada, as administrative agent, and the lenders signatory thereto.

99.1	Press release issued by SandRidge Energy, Inc. dated as of June 10, 2015.